Exhibit 3.1.3

PENNSYLVANIA DEPARMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name			Document will be returned to the
SHAILA PRABHAKAR, ESQUIRE			Name and address you enter to the left
Address			^
2005 MARKET ST., SUITE 2340
City	State	Zip Code
PHILADELPHIA	PA	19103

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that;

1.	The name of the corporation is:
USA TECHNOLOGIES, INC.

2.
The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is herby authorized to correct the following information to conform to the records of the Department):

	(a) Number Street	City	State	Zip	County
100 DEERFIELD LANE, SUITE 140		MALVERN	PA	19355	CHESTER

	(B) Name of Commercial Registered Office Provider				County
	c/o

3.	The statute by or under which is incorporated: BUISNESS CORPORATION LAW OF 1988

4.	The date of its incorporation:
JAN 16 1992

5.	Check, and if appropriate complete, one of the following.

☒ The amendment shall be effective upon these Articles of Amendment in the Department of State

☐ The amendment shall be effective on :		at
	Date		Hour

6. Check one of the following:

☐	The amendment was adopted by the shareholders or members pursuant to 15Pa.C.S. § 1914(a) and (b) or § 5914(a)

☒	The amendment was adopted by the board of direcdtors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof

8. Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

18TH	day of	JULY	.

2007

USA TECHNOLOGIES, INC.
Name of Corporation

Signature

CHIEF EXECUTIVE OFFICER
Title

Exhibit A

TO THE
ARTICLES OF AMENDMENT
OF
USA TECHNOLOGIES, INC.

The following new Paragraph (E) shall be added to Article 4 Capital Stock of the Articles of Incorporation of the corporation:

(E) Uncertificated Shares. Any or all classes and series of shares of the corporation, or any part thereof, may be represented by uncertificated shares, except that the foregoing shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required by applicable law to be set forth or stated on certificates. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.